SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                         Date of Report
                         (Date of earliest
                         event reported):        April 2, 2001


                           SCHULTZ SAV-O STORES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                     0-549                        39-0600405
---------------          ----------------------               ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of                  Number)                 Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
        -----------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                         (Registrant's telephone number)



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Item 9.           Regulation FD Disclosure.
------            -------------------------

          On April 2, 2001, the Registrant issued the following press release, which it is hereby furnishing in this Form 8-K.




                                          Contact:
                                          Elwood F. Winn
                                          President and Chief Executive Officer
                                              Attn: Zina Marty
                                              (920) 208-4165


FOR IMMEDIATE RELEASE


      SCHULTZ SAV-O EXPECTS RECORD FIRST QUARTER SALES, PER SHARE EARNINGS
        Supermarket Retailer Outlines Expansion Strategies for Increased
                            Growth and Profitability


Sheboygan, WI, April 2, 2001.... Schultz Sav-O Stores, Inc. (Nasdaq: SAVO) today announced that it expects to achieve record sales and earnings per share for the first quarter of 2001 ending April 21, 2001. The announcement came at meetings with investors in New York and Philadelphia.

"Our preliminary estimates show that our net sales will improve approximately 5% to 6% over last year's first quarter sales of $148 million," said Elwood F. Winn, president and chief executive officer of Schultz Sav-O Stores. "The primary factor behind the sales improvement from both our retail and wholesale operations is our successful Preferred Power Pricing promotional program that we initiated in January 2001. Our sales also benefited from the closure of competitive stores in the past 12 months, the replacement of one corporate store and the opening of a new franchise store in a new market in June 2000.

"While net earnings are projected to be up just slightly from last year's net earnings of $1.86 million, diluted earnings per share will be at record levels in the range of $0.34 to $0.36 for the quarter, up from $0.31 for the same time last year due to continued share repurchases since the first quarter of 2000," Winn said. "Earnings in the first quarter will not grow incrementally to sales due primarily to professional fees for strategic initiatives the company is implementing."

During the meetings, Winn also outlined key strategies for improving Schultz-Sav-O Stores' long-term growth and profitability. "Going forward, our vision is to acquire multiple successful supermarket `brands' and replicate our unique business model in new and existing territories," Winn said. "We intend to dramatically broaden our geographical territory, significantly increase our retail segment, convert independent retail grocery operators to our `program' and increase same store sales. We believe these strategies will allow us to aggressively pursue additional shareholder value."

"We are very pleased with the projected trend in our sales in this competitive environment," Winn said. "The success of our Preferred Power Pricing campaign and our other marketing activities is solid evidence of the effectiveness of our business model that we refer to as `The Program'."

"`The Program' is a unique combination of marketing and merchandising activities that give Schultz Sav-O corporate and franchise operators the advantages of large chain operations. It enables all of our stores to participate in a `virtual chain' that allows them to compete more successfully, even with the big box giants. `The Program' gives Schultz Sav-O Stores the retail clout of a nearly $800 million chain," said Winn.

`The Program' also includes several innovative partnerships to strengthen purchasing power. Schultz Sav-O Stores is a major participant in World Brands, a division of Topco Associates, Inc., which leverages the combined purchasing power and marketing strength of the nearly 1,500 stores of its member retailers with national brand manufacturers. The combined annual retail sales of World Brands' retailers including Meijer, Ukrops, Giant Eagle and Weis Markets, among others, is approximately $30 billion, which, if ranked as a single company, would make it the fifth largest grocery retailer in the United States.

Schultz Sav-O Stores, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail and franchised supermarkets. The corporate-owned and franchised retail supermarkets currently operate under the Piggly Wiggly(R) brand. Schultz Sav-O Stores currently has 71 franchised supermarkets, 19 corporate-owned stores and two distribution centers. Stores are located in eastern Wisconsin and northern Illinois.

For more information, please visit Schultz Sav-O's Web site at www.shopthepig.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the following: (1) presence of intense competitive market activity in the Company's market areas; (2) ability to identify and develop new market locations for expansion purposes; (3) continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (4) ongoing advancing information technology requirements; (5) ongoing absence of food price inflation; (6) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; and (7) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SCHULTZ SAV-O STORES, INC.



Date:  April 2, 2001                      By:    /s/ Armand C. Go
                                              ----------------------------------
                                              Armand C. Go
                                              Vice President and Chief
                                                Financial Officer